EXHIBIT 99.1

Heat Biologics, Inc. Announces Closing of $13,800,000 Public Offering

DURHAM, NC – November 26, 2018 – Heat Biologics, Inc. (“Heat”) (NASDAQ: HTBX), a biopharmaceutical company developing drugs designed to activate a patient’s immune system against cancer, today announced the closing of its previously announced underwritten public offering of 8,000,000 shares of its common stock together with warrants to purchase 4,000,000 shares of its common stock at a combined price to the public of $1.50. The warrants have an exercise price of $1.65, are exercisable upon issuance and expire five years from the date of issuance. In addition, the underwriter exercised the over-allotment option to purchase an additional 1,200,000 shares of common stock and warrants to purchase 600,000 shares of common stock. Gross proceeds to Heat from this offering are approximately $13,800,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by Heat.

A.G.P./Alliance Global Partners acted as the sole book-running manager for the offering.

CIM Securities, LLC acted as a financial advisor to Heat Biologics in connection with the offering.

The securities described above were offered by Heat Biologics, Inc. pursuant to a registration statement on Form S-3 (No. 333-221201) previously filed with the U.S. Securities and Exchange Commission ("SEC") and declared effective on November 13, 2017. A final prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Heat Biologics

Heat Biologics is a biopharmaceutical company developing immunotherapies designed to activate a patient’s immune system against cancer using of CD8+ “Killer” T-cells. Our T-Cell Activation Platform (TCAP) produces therapies designed to turn “cold” tumors “hot” and be administered in combination with checkpoint inhibitors and other immuno-modulators to increase their effectiveness. HS-110 is our first biologic product candidate in a series of proprietary immunotherapies designed to stimulate a patient’s own T-cells to attack cancer. Our ComPACT™ technology is a dual-acting immunotherapy designed to deliver T-cell activation and co-stimulation in a single product. We are currently enrolling patients in our Phase 2 clinical trial for advanced non-small cell lung cancer, in combination with Bristol-Myers Squibb’s nivolumab (Opdivo®). Pelican Therapeutics, a subsidiary of Heat, is focused on the development of co-stimulatory monoclonal antibody and fusion protein-based therapies designed to activate the immune system. We also have numerous pre-clinical programs at various stages of development. For more information, please visit www.heatbio.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectation, and assumptions and include statements regarding the public offering as well as Heat's ongoing clinical programs and potential licensing or acquisition of assets. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, whether the proposed offering is completed, the satisfaction of customary closing conditions related to the proposed offering, the success of Heat’s clinical programs, the ability to locate suitable licensing and acquisition targets, and the other factors described in Heat's filings with the SEC. The information in this release is provided only as of the date of this release, and Heat undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

Heat Biologics

+1 919 289 4017

investorrelations@heatbio.com